UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY		10502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.001)	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01Completion of Acquisition or Disposition of Assets

On February 10, 2021, Acorda Therapeutics, Inc. (the “Company”) closed the transactions contemplated by its previously announced asset purchase agreement, dated January 12, 2021 (the “Asset Purchase Agreement”), pursuant to which the Company agreed to sell to Catalent Pharma Solutions, Inc. (“Catalent”) certain assets related to the Company’s manufacturing operations located at the facilities situated in Chelsea, Massachusetts and Waltham, Massachusetts, and Catalent agreed to assume certain liabilities relating to such manufacturing operations (the “Transaction”). At closing, Catalent paid the Company $80 million in cash, resulting in expected net proceeds of approximately $74 million after transaction fees and expenses and settlement of customary post-closing adjustments. The Company intends to use the net proceeds received from the Transaction for general corporate purposes, which may include funding capital expenditures and the repayment of indebtedness.

In connection with the closing of the Transaction, the Company and Catalent entered into certain additional ancillary agreements, including the Manufacturing Services Agreement described in the Company’s Current Report on Form 8-K that was filed on January 13, 2021, a transitional services agreement and certain other customary agreements.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which will be filed as an exhibit to a future periodic or current report of the Company.

Item 8.01Other Events

On February 11, 2021, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits

(b) Pro forma financial information.

The following unaudited pro forma consolidated financial statements reflecting the transaction described under Item 2.01 above are filed with this Current Report on Form 8-K as Exhibit 99.2 and are incorporated herein by reference:

•	the Company’s unaudited pro forma consolidated balance sheet as of September 30, 2020;

•	the Company’s unaudited pro forma consolidated statement of operations for the nine-month period ended September 30, 2020; and

•	the Company’s unaudited pro forma consolidated statement of operations for the fiscal year ended December 31, 2019.

The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented, and should not be taken as representation of the Company’s future consolidated results of operations or financial condition. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable under the circumstances.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated February 11, 2021.
99.2	Unaudited Pro Forma Financial Statements and accompanying notes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

February 17, 2021	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer